UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2014
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-54597	27-1668227
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On April 1, 2014, APT Group, Inc., a Missouri corporation which is a wholly owned subsidiary of Frozen Food Gift Group, Inc. (“FROZ” or “Company”), entered into a Consulting Agreement (“NDP Agreement”) through December 2014 with NDP Consulting Services, LLC, a Kansas Limited Liability Company (“NDP”), pursuant to which NDP will act as the Company’s financial consultant providing strategic advice, consulting services and introductions to potential service providers, partners, and capital investors.  NDP is owned and operated by N. Douglas Pritt, a Director of the Company.

On April 1, 2014, APT Group, Inc., a Missouri corporation which is a wholly owned subsidiary of Frozen Food Gift Group, Inc. (“FROZ” or “Company”), entered into a two year Consulting Agreement (“PYR Agreement”) with Pyrenees Investments, LLC, a Nevada Limited Liability Company (“PYR”), pursuant to which PYR will act as the Company’s financial consultant providing strategic advice, consulting services and introductions to potential service providers, partners, and capital investors.

Item 5.02 Appointment of Officers

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed Troy A. Covey to serve as President of the Company.  Mr. Troy A. Covey has served as President of American Performance Technologies since 2007.  Mr. Covey co-founded APT in 2007 with a mission to lead the motorsports and utility products industry in energy conservation, quality design, high performance manufacturing and cutting edge technology. Prior to founding APT, he launched two other entrepreneurial consumer products businesses.

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed Wayne Patterson to serve as Chief Executive Officer of the Company.  Mr. Wayne Patterson has served as Chief Executive Officer of American Performance Technologies since 2007.  Mr. Patterson oversees product development, sales and marketing.  Wayne’s background includes co-founder of Alpine Electronics, SVP of Specialized Bicycle Corporation, corporate restructure and strategic development for Oakley, and category development/M&A/Board of Directors for Nike. Over the last 30 years, Mr. Patterson has worked as a senior consultant and or held senior executive positions at major consumer brands including Nike, Specialized, Oakley, Mattel, Polaris, Sony, Trek, Schutt, Alpine and others.  He holds a B.A. in Business from San Jose State University.

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed Alexander Kramer to serve as Chief Financial Officer of the Company. Mr. Kramer recently joined APT and is responsible for finance & accounting operations and compliance for APT’s consolidated activities in the USA and abroad.  Additionally, he provides strategic direction to capital formation, foreign trade compliance administration, and works closely with the sales and management teams.  Mr. Kramer brings over 20 years of financial and executive business experience to the group from both the corporate and private sectors and across multiple industries including manufacturing, consumer goods & distribution, technology development, and non-profits.  He holds an MIM Masters of International Finance from “Thunderbird” (American Graduate School of International Management), speaks Spanish and French, and is a certified Sarbanes Oxley trained professional.

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed Colin Ohler to serve as Chief Operating Officer of the Company.  Mr. Colin Ohler has served as Chief Operating Officer of American Performance Technologies since 2013.  Mr. Ohler oversees product development, sourcing, industrialization, supply chain management, logistics, and Asia sales.  Mr. Ohler was previously employed as Vice President of Burton Corporation Asian Operations and as Director/General Manager of K2 Asia.  In these roles, he established product development, manufacturing, sourcing, supply chain management, and China sales.  Mr. Ohler was also a Research Engineer/Rocket Scientist at Southern Research Institute, where he tested and analyzed rocket motors.  He received an Executive M.B.A. with Honors from the University of Iowa Tippie School of Management, and a Master of Science and B.S. in Mechanical Engineering at the University of Kansas.  Mr. Ohler reads, writes and speaks fluent Mandarin.

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed William Maher to serve as Senior Vice President, Corporate and Legal Affairs of the Company.  Mr. William Maher served as Chief Financial Officer of American Performance Technologies from 2011 to 2012 and as Senior Vice President, Corporate and Legal Affairs since 2013.  Mr. Maher oversees capital formation, regulatory issues, treasury management, human resources, and legal affairs.  Prior to joining APT in 2011, Mr. Maher owned several businesses in the finance and factoring industries.  He has also held roles in the United States, Japan, and Thailand in commercial banking, venture incubation, international business development, and was an adjunct professor of business strategy.  Mr. Maher received a bachelor’s degree from American Intercontinental University, an M.B.A. from the University of Phoenix, and a J.D. from Concord Law School.  Mr. Maher reads, writes, and speaks fluent Japanese and is conversant in Thai.

On April 1, 2014, the Board of Directors of Frozen Food Gift Group, Inc., appointed William C. Dyess to serve as Senior Vice President, Director of Research and Development of the Company.  Mr. William C. Dyess is a co-founder of the Company and has served as Senior Vice President, Director of Research and Development of American Performance Technologies since 2007.  Prior to that, Mr. Dyess served as President / CEO of Case Supercharged Induction.   Mr. Dyess was involved in two-cycle engine development at the University of Wyoming as a Principal Research Investigator for several federally funded SBIR Low emissions research and development projects and was a faculty advisor for numerous SAE collegiate design competitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: April 4, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey Director